Exhibit 23.2

            CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Penederm Incorporated's Post Effective Amendment No. 1 on Form S-8 (File Nos. 33-76100, 33-92884 and 333-14317) of our report dated January 20, 1995, on our audit of the statement of operations, shareholders' equity and cash flows of Penederm Incorporated for the year ended December 31, 1994, which report is included in the Registrant's 1996 Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.

San Jose, California
July 30, 1997